CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-6 (Registrat No. 33-37442) of our report dated November 21, 2001 relating to the financial statements of Templeton Capital Accumulator Plans II and our report
dated   November  14, 2001  relating  to the financial statements  of
Franklin/Templeton Distributors, Inc. and Subsidiaries which appears in such Registration Statements.

/s/PRICEWATERHOUSECOOPERS LLP

New York, New York
December 28, 2001